Exhibit 99.3

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Yi Wan Group, Inc. ("the Company") on
Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof ("the Reports"), I, Cheng Wan Ming,
President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1)  the Reports fully comply with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Reports fairly  presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Cheng Wan Ming
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Cheng Wan Ming, President and Chief Executive Officer

Dated: April 15, 2003